Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Expands U.S. Warehoused Physical Uranium Program to 5 Million Pounds U3O8

Corpus Christi, TX, April 20, 2022 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report that it has now secured an additional 400,000 pounds of U.S. warehoused uranium, expanding its physical uranium program to 5 million pounds U3O8, with delivery dates out to December 2025 at a volume weighted average price of ~$38 per pound.  UEC’s physical uranium program represents an unrealized gain of over $125 million based on the current spot price published by TradeTech on April 19, 2022, at $63.25 per pound U3O8.

Amir Adnani, President and CEO stated: “A year ago, UEC launched a physical uranium portfolio with 500,000 pounds purchased at a uranium cost basis of less than $30 per pound. The Company has grown the size of our inventory over ten-fold to 5 million pounds by making well-timed purchases near cycle lows that allow us to maintain a low-cost portfolio of ~$38/lb with spot uranium now trading at over $63/lb. At a time of heightened geopolitical uncertainty, UEC has the benefit of secure U.S. warehoused physical inventories. We have also staged our deliveries to receive uranium as far out as December 2025, providing a low-cost stream of physical uranium as we enter this uranium bull market that shows a major structural supply deficit exceeding 215 million pounds by 2026.”

UEC’s U.S. warehoused physical uranium program is currently the largest inventory position for a U.S. based uranium company and as previously disclosed, will support three key objectives: 1) strengthens the Company’s balance sheet as uranium prices appreciate; 2) provides strategic inventory to support future sales and marketing efforts with utilities in order to complement U.S. production and accelerate near term cashflows; and 3) increases the availability of UEC’s Texas and Wyoming production capacity to pursue specific opportunities for uranium of U.S. origin; including potential sales to the U.S. Government as part of the mandate to establish a National Uranium Reserve.

Due to the scarcity of domestic uranium production and the potential U.S. ban on Russian uranium imports, U.S. uranium may ultimately command significant premium pricing in the future.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray Processing Plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: 1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; 2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitute “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.